UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 29, 2005, Olin sent notices to three of its executive officers, Joseph Rupp, Chairman, President and Chief Executive Officer; John L. McIntosh, Vice President and President, Chlor Alkali Products Division; and George H. Pain, Vice President, General Counsel and Secretary related to current Executive Agreements between the Company and those individuals. In the notices, Olin indicated its intention to enter into new arrangements substantially similar to the executive agreement and change of control agreement between Olin and its other executive officers with each of the three executive officers upon the expiration of the current Executive Agreements with the three executive officers (or earlier, if the executive officer voluntarily enters into the new arrangement in exchange for the surrender and termination of the current Executive Agreement).

Item 1.02. Termination of a Material Definitive Agreement

On July 29, 2005, the Company sent notices of its intention to terminate Executive Agreements it has entered into with Joseph Rupp, Chairman, President and Chief Executive Officer; John L. McIntosh, Vice President and President, Chlor Alkali Products Division; and George H. Pain, Vice President, General Counsel and Secretary. The notices provide for termination of such agreements effective October 31, 2007. As noted in Item 1.01 above, the Company intends to enter into its standard Executive and Executive Change in Control Agreements with these three executives at the time of such termination. Attached as Exhibit 10.1 and incorporated herein by reference, is a copy of the form of notice of intention to terminate the existing Executive Agreements.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Form of Notice of Intention to Terminate Executive Agreements with certain executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General
Counsel and Secretary

Date: August 2, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Form of Notice of Intention to Terminate Executive Agreements with certain executives.